Exhibit 32

SECTION 906 CERTIFICATION PURSUANT TO

18.U.S.C. SECTION 1350 OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

AMERICAN NATIONAL INSURANCE COMPANY

In connection with the Quarterly Report of American National Insurance Company (the “Company”) on Form 10-Q for the three months ended September 30, 2012, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert L. Moody
Robert L. Moody
Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ John J. Dunn, Jr.
John J. Dunn, Jr.
Corporate Chief Financial Officer (Principal Financial Officer)

Date: November 5, 2012

The foregoing certifications are being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, are not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.